Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-292554) of our report dated April 30, 2026 with respect to the audited consolidated financial statements of YD Bio Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
April 30, 2026